SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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CASTLE ARCH REAL ESTATE INVESTMENT COMPANY, L.L.C.

(Name of Registrant as Specified in Its Charter)

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CASTLE ARCH REAL ESTATE INVESTMENT COMPANY, L.L.C.

9595 Wilshire, Suite PH 1000

Beverly Hills, California

_______

INFORMATION STATEMENT

FEBRUARY ____, 2007

_______

INTRODUCTION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished to Members of Castle Arch Real Estate Investment Company, L.L.C. (“CAREIC” or the “Company”) in connection with the corporate action described below previously approved by the Board of Directors of the Company and subsequently adopted by the written consent of the holders of in excess of a 70% majority of the voting power of the Members of the Company. Accordingly, all necessary corporate approvals required in connection with the matter referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing Members, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being sent to Members on or about February ____, 2007.

CORPORATE ACTION TAKEN

As authorized by the necessary approvals of our Board of Directors and the holders of a majority of our outstanding common member units (“Consenting Members”), we have approved the adoption of the amendments (the “Amendments”) to our Amended Operating Agreement which amends sections addressing transfer of member units, dispute resolution, amendments and member withdrawals.

The reason for the Amendments is to improve and clarify transfer procedures for the Company’s member units as there continues to be no current or planned public market for the Company’s securities and due to the fact that the Company’s consistent business strategy has been to entitle and develop real property over a period of many years. A copy of the Amendments is attached hereto as Appendix A and is incorporated herein by reference.

The last written consent of the Consenting Members approving the Amendments was executed on January 29, 2007, (“Consent Date”) and will take effect 20 days after the mailing of this Information Statement or such later date as may be specified by the Board of Directors. This Information Statement is being provided to all Members of record who were entitled to give an authorization or a written consent in regard to the Amendments on the Consent Date (the “Record Date”). A complete summary of the Amendments are set forth herein.

The Amendments described in this Information Statement will not entitle the Company’s Members with the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Outstanding Securities

As of the January 29, 2007, the Company had issued and outstanding 24,020,795 common units, the Company’s only class of voting securities. All holders of the Company’s common member units as of such date are entitled to receive this Information Statement. The Consenting Members who consented in writing to the Amendments held 17,093,384 common units, or 71.6% of the Company’s issued and outstanding common member units. The Consenting Members include Kirby D. Cochran, Robert D. Geringer, Jeff Austin, Douglas W. Child, James Keene, Bill Grundy, Christiaan Carrillo and Steve Gough.

Voting Rights and Action by Written Consent

The Company is organized under the laws of the State of California. Under California law, the voting rights of the members are subject to the Amended Operating Agreement of the limited liability company. Our Amended Operating Agreement sets out that each holder of common member units is entitled to one vote in person or by proxy for each share of common member units held in his or her name on the books of the Company on any matter submitted to a vote of the Members at any meeting of Members. However, California law and the Company’s Amended Operating Agreement also provide that any action that may be taken at a Members’ meeting, including, without limitation, the election of directors, may be taken by written consent of the requisite number of Members required to take such action. Approval of the Amendments requires the written consent of the holders of a majority of the Company’s outstanding common member units. The last of the requisite number of written consents to approve the Amendments was received from the Consenting Members on January 29, 2007.

Notice of Action by Written Consent

Under California Law, the Company is required to provide prompt notice of the taking of a corporate action without a meeting to the Members of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenter’s or appraisal rights are afforded to Members of the Company under California law as a result of the approval of the Amendment.

THE AMENDMENTS

The authorized capital of the Company currently consists of 50 million common units and 100 million preferred units. The Company has adopted the Amendments to sections addressing transfer of member units, Amended Operating Agreement amendments, dispute resolution and member withdrawals. The amendment providing the Company with a right of first refusal to purchase member units which allows the Company to further ensure that the Company’s member units are held by qualified, accredited investors. The amendment setting out dispute resolution allows disputes to be resolved in a more efficient and potentially less adversarial manner. The amendment regarding member withdrawal clarifies procedures for member expulsion. The provisions regarding Amended Operating Agreement amendments reduce the percentage of common units to a 60% majority rather than a 70% super-majority.

We have taken all actions required under California law to approve the Amendment. However, since Member approval of the Amendments were obtained by written consent rather than at a meeting of the Members of the Company, under the applicable rules of the Exchange Act the Amendments may not become effective until the expiration of 20 calendar days from the date hereof. Upon the expiration of the 20 day period, the Company will effectuate the Amendment.

We do not believe that the Amendments will have any effect on our business and operations, and we expect to continue such business and operations as they are currently being conducted. The Board of Directors, however, is continuing to reassess the Company’s future prospects and anticipated needs for continued growth. In this regard, it is continuing to review the Company’s capital structure, various financing alternatives available to the Company, including potential sources of equity financings, the Company’s current Member base, and the costs of complying with the Company’s reporting obligations under the Securities Exchange Act of 1934 (“Exchange Act”).

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table presents information about the beneficial ownership of our common member units as of January 29, 2007 by:

*

each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common member units;

*    each of our directors and named executive officers;

*    all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable.  The percentage of beneficial ownership of our common units subject to this registration statement is based on a total of 24,020,795 common units outstanding as of January 29, 2007. Preferred units which we intend to redeem at prices ranging from $1.00 to $5.00 per unit total 10,277,451 issued and outstanding of which 576,500 or 5.62% are owned by our executive officers.

Name and Address of Beneficial Owner	Number of Common Units Beneficially Owned (1)	Percentage of Class

Kirby D. Cochran (2) 9595 Wilshire, Suite PH 1000 Beverly Hills, CA, 90212	8,106,167	33.75%

Robert D. Geringer (3) 9595 Wilshire, Suite PH 1000 Beverly Hills, CA, 90212	4,106,167	17.09%

Jeff Austin (4)(5) 9595 Wilshire, Suite PH 1000 Beverly Hills, CA, 90212	2,509,167	10.45%

Douglas W. Child (6) 1284 Flint Meadow Dr., Suite D Kaysville, UT 84037	850,883	3.54%

All current directors and executive officers as a group (4 persons)	15,572,334	64.83%

(1)

Units include common units only. Our preferred shares are not convertible into commons shares or other voting shares.

(2)

Kirby D. Cochran is our chief executive officer and a member of our board of directors and owns a total of 8,270,667 units consisting of 8,106,167 common units and 164,500 preferred units.

(3)

Robert D. Geringer is our president and a member of our board of directors and owns a total of 4,270,667 units consisting of 4,106,167 common units and 164,500 preferred units.

(4)

Jeff Austin is our senior vice president and a member of our board of directors and owns a total of 2,676,000 units consisting of 2,509,167 common units and 167,500 preferred units.

(5)

Douglas W. Child is our chief Financial officer and a member of our board of directors and owns a total of 930,833 units consisting of 850,833 common units and 80,000 preferred units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common member units of the Company to file reports of ownership with the Securities and Exchange Commission (the “SEC”) indicating their ownership of the Company’s equity securities and to report any changes in that ownership. The Company is aware that all of these filing requirements have not been satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the common member units and is working closely with each of such persons to make them current in their filings.

COSTS OF INFORMATION STATEMENT

The Company will bear the costs of preparing, assembling, and mailing the Information Statement to Members. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other institutions, nominees, and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to Members. The Company may pay for the use of the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that it is advisable.

OTHER MATTERS

No business other than effecting the Amendments will be transacted pursuant to the written consent in lieu of a meeting of the Company’s Members that relates to the matter to which this Information Statement relates.

Unless CAREIC has received contrary instructions from a Member, CAREIC is delivering only one Information Statement to multiple Members sharing an address. CAREIC will, upon request, promptly deliver to the address and phone number listed above a separate copy of this Information Statement to a Member who shares an address with another Member. A Member who wishes to receive a separate copy of the Information Statement, or is receiving multiple copies and would like to receive only one copy per household, may make such a request in writing to Douglas W. Child, Castle Arch Real Estate Investment Company, L.L.C., 9595 Wilshire, Penthouse 1000, Beverly Hills, CA, 90212 or by calling the Company at (310) 385-5970.

By Order of the Board of Directors and Chief Executive Officer

/s/ Kirby D. Cochran
Kirby D. Cochran

Salt Lake City, Utah

February 15, 2007

Appendix A

AMENDMENT TO

AMENDED OPERATING AGREEMENT

Sections 9.2 and 10.1 are deleted in their entirety and replaced with the following amended sections 9.2 and 10.1 and the following sections 2.8.1 and 15.16 are hereby added to the Amended Operating Agreement.

2.8.1  Company’s Right of First Refusal. Before any Membership Units held by a Member or any transferee of the Member (either being sometimes referred to herein as the "Selling Member") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Membership Units on the terms and conditions set forth in this Section (the "Right of First Refusal").

(a)

Notice of Proposed Transfer. The Selling Member shall (a) deliver to the Company a written notice (the "Notice") stating: (i) the Selling Member's bona fide intention to sell or otherwise transfer such Membership Units; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Membership Units to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Selling Member proposes to transfer the Membership Units (the "Offered Price"); and (v) the material terms and conditions of the proposed transfer (the "Offer Terms") and (b) offer the Membership Units at the Offered Price and on the Offer Terms to the Company or its assignee(s).

(b)

Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Selling Member, elect to purchase all, but not less than all, of the Membership Units proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price and on the terms determined in accordance with subsection (c) below.

(c)

Purchase Price. The purchase price (the “Purchase Price”) for the Membership Units purchased by the Company or its assignee(s) under this Section shall be the Offered Price, and the terms and conditions of the transferee shall be identical in all material respects to the Offer Terms (the “Terms”). If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)

Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Selling Member to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof.

(e)

Selling Member's Right to Transfer. If all of the Membership Units proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Selling Member may sell or otherwise transfer such Membership Units to that Proposed Transferee at the Offered Price or at a higher price and on the Offer Terms, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Membership Units in the hands of such Proposed Transferee. If the Membership Units described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Membership Units held by the Selling Member may be sold or otherwise transferred.

(f)

Exception for Certain Transfers. Anything to the contrary contained in this Section notwithstanding, (i) the transfer of any or all of the Membership Units for no consideration by way of a gift to the spouse of the Selling Member or to his or her lineal descendants, or to trusts for the benefit of his or her spouse or lineal descendants and (ii) the transfer of any or all of the Membership Units to the Company shall be exempt from the provisions of this Section if, in such case, the transferee, and the transferee's spouse, if any, shall receive and hold any and all Membership Units so transferred subject to the provisions of this Agreement and subject to the obligations of a Member hereunder.

(g)

Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Membership Units at the sooner of immediately after the first sale of the member units of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended or a ticker symbol is issued to the Company by NASDAQ in connection with the creation of a public market for the Company’s securities.

(h)

Assignment of Right of First Refusal. The Right of First Refusal shall be freely assignable by the Company at any time.

9.2

Expulsion of Member. Any Member may be expelled from the Company on 10 day’s prior notice to the Member if the board of directors in its sole discretion and upon unanimous consent of each member of the Board of Directors (including the consent of each of the independent Directors) determines that expulsion of the Member would be in the best interests of the Company or the Members. Such expulsion shall constitute a voluntary act of a Member that constitutes a withdrawal from the Company for purposes of Section 2.7 of this Agreement.

10.1

Amendments. This Agreement and the Company’s Articles of Organization may be amended from time to time by the chief executive officer with the affirmative vote of Members holding 60% of the outstanding common member units except that the alteration or repeal of any provision requiring a greater than majority affirmative vote shall require an affirmative vote by such greater than majority as is required by such provision. A proposed amendment shall be effective on the date it is duly approved by the chief executive officer and Members holding 60% of the outstanding common member units and duly filed, if necessary, and shall be binding on all Members.

15.16

Disputes. Any dispute or other disagreement arising from or out of this Amended Operating Agreement or the performance of any officer, director or agent on behalf of the Company shall be submitted to arbitration under the rules of the American Arbitration Association. Such arbitration shall be brought in the following venues: Los Angeles County California, or Salt Lake County Utah.